Exhibit 23.2

[BEARD MILLER COMPANY LLP LETTERHEAD]

CONSENT OF BEARD MILLER COMPANY LLP

We consent to the incorporation by reference in the Registration Statements (No. 333-53295, 333-85025 and 333-87932) on Form S-8 of our report dated November 30, 2004, relating to the consolidated financial statements as of BCSB Bankcorp, Inc. which is incorporated by reference in this Annual Report on Form 10-K of BCSB Bancorp, Inc., for the year ended September 30, 2005.

/s/ Beard Miller Company LLP

Baltimore, Maryland

December 29, 2005